
                                  NSAR ITEM 77O
                    VK New Jersey Value Municipal Income Fund
                               10f-3 Transactions

  UNDERWRITING #             UNDERWRITING               PURCHASED FROM     AMOUNT OF SHARES   % OF UNDERWRITING    DATE OF PURCHASE
                                                                              PURCHASED


         1          Virgin Island Public Financing       PaineWebber          1,000,000              0.335%            11/10/99




Underwriting Participants:

Underwriters for #1
Morgan Stanley & Co. Incorporated
Roosevelt & Cross